UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2024, the Board of Directors (the “Board”) of SES AI Corporation (the “Company”) increased the size of the Board to seven members and filled the new vacancy by appointing Brian Krzanich to serve as a Class III director effective immediately for a term expiring at the 2025 Annual Meeting of Stockholders, or his earlier death, resignation, retirement, disqualification or removal. The Board has determined that Mr. Krzanich meets the independence requirements of the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange listing standards.

Mr. Krzanich, 63, most recently served as Chief Executive Officer of CDK Global, an automotive software company, from 2018 to 2022. Prior to that, Mr. Krzanich served in a number of roles at Intel Corporation beginning in 1982, leading to his ascension to the role of Chief Executive Officer of Intel Corporation from 2013-2018. Under his leadership, Intel expanded from its core CPU market into next-generation technologies ranging from cloud computing and artificial intelligence to autonomous vehicles, among others. Mr. Krzanich currently serves on the Board of Directors of Verdant.ai, a role he has held since 2023. He has previously served on the Board of Directors of Electric Last Mile from 2021-2022, AMS Osram Ag from 2019-2023 and Deere & Company from 2016-2018. Mr. Krzanich holds a Bachelor’s Degree in Chemistry from San Jose State University (1982).

Mr. Krzanich will receive the same compensation as the Company’s other non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 21, 2023, which includes an annual cash fee of $45,000 and an initial equity grant of restricted stock units with an award value of $300,000. Mr. Krzanich will also be eligible for an annual equity grant of restricted stock units with an award value of $150,000 starting in the second year of Board service. All such restricted stock units will vest fully in one installment one year after the grant date, subject to continued service on the vesting date. Mr. Krzanich has not been appointed to serve on any committees of the Board and there are no arrangements or understandings between Mr. Krzanich and any other person pursuant to which Mr. Krzanich was selected as a director.

In connection with the appointment, the Company will enter into its standard form of director indemnification agreement with Mr. Krzanich, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 8, 2022. Mr. Krzanich is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Krzanich to the Board is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Press release dated January 29, 2024
Exhibit No.	Description
99.1	Press release dated January 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: January 29, 2024	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer